UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2010

GENERAL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11656	42-1283895
(Commission File Number)	(IRS Employer Identification No.)

110 N. Wacker Drive, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 960-5000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, on May 3, 2010 General Growth Properties, Inc. (“GGP”) entered into (i) an Amendment No. 1 (the “Cornerstone Amendment”) to the Cornerstone Investment Agreement (the “Cornerstone Agreement”), dated as of March 31, 2010, between GGP and REP Investments LLC (“REP”), an affiliate of Brookfield Asset Management Inc., (ii) an Amendment No. 1 (the “Fairholme Amendment”) to the Stock Purchase Agreement (the “Fairholme Agreement”), dated as of March 31, 2010, between GGP and The Fairholme Fund and Fairholme Focused Income Fund (collectively, “Fairholme”), and (iii) an Amendment No. 1 (the “Pershing Amendment” and, together with the Cornerstone Amendment and the Fairholme Amendment, the “Amendments”) to the Stock Purchase Agreement (the “Pershing Agreement” and, together with the Cornerstone Agreement and the Fairholme Agreement, the “Investment Agreements”), dated as of March 31, 2010, between GGP and Pershing Square Capital Management, L.P. on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. (collectively “Pershing” and, together with REP and Fairholme, the “Investors”).

The Investment Agreements are exhibits to GGP’s Current Report on 8-K filed with the Securities and Exchange Commission on April 6, 2010, and the Amendments, including the form of warrant and registration rights agreement to be entered into with each of he Investors  (the “Warrant Agreement”), are exhibits hereto and are incorporated herein by reference.  The following summary of certain provisions of these documents is qualified in its entirety by reference thereto.

The Amendments effect, among other things, the following modifications to the Investment Agreements:

•                  Certain of the conditions that must be satisfied before each of the Investors is obligated to close under the applicable Investment Agreement have been modified, including, among others, by (a) decreasing by $150 million the condition relating to minimum liquidity of reorganized GGP at closing and (b) increasing by $150 million the condition relating to the maximum amount of debt of reorganized GGP at closing.

•                  REP and Pershing have agreed to backstop, on a pro rata basis, up to $500 million of a common equity rights offering that GGP may, at its discretion, elect to include in the plan of reorganization contemplated by the Investment Agreements (the “Plan”).  In addition, the Investors have agreed to backstop, on a pro rata basis,  a placement of new bonds, loans or preferred stock to be issued by reorganized GGP in an aggregate amount equal to $1.5 billion less the amount of certain GGP debt (if any) that may be reinstated pursuant to the Plan.

•                  The warrants to purchase common stock of GGP to be issued to each of the Investors pursuant to the Investment Agreements (subject to approval of the Bankruptcy Court) will no longer be fully vested upon their issuance, but will instead vest as follows:

40% of the warrants will vest upon the issuance of the Warrants, 20% of the warrants will vest on July 12, 2010, and the remaining warrants issued to an Investor will vest in equal daily installments from July 13, 2010 to December 31, 2010, except that any Investor’s warrants that have not vested on or prior to termination of such Investor’s Investment Agreement will not vest and will be cancelled.

•                  The exercise price per share under the warrants to purchase common stock of reorganized GGP to be issued to the Investors upon consummation of the Plan has been increased from $10.00 to $10.50.

Item 8.01.  Other Events.

On May 3, 2010, GGP issued a press release announcing the execution of the Amendments.  A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1                           Amendment No. 1 to the Cornerstone Investment Agreement, dated as of May 3, 2010, between REP and GGP.

10.2                           Amendment No. 1 to the Stock Purchase Agreement, dated as of May 3, 2010, between Fairholme and GGP.

10.3                           Amendment No. 1 to the Stock Purchase Agreement, dated as of May 3, 2010, between Pershing  and GGP.

10.4                           Form of Warrant and Registration Rights Agreement.

99.1                           Press Release titled “General Growth Properties Submits Revised $6.55 Billion Investment and an additional $2 Billion Backstop Offer From Brookfield, Pershing Square & Fairholme, Seeks Court Approval for Bidding Procedures” dated May 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

By:	/s/Edmund Hoyt
Name:	Edmund Hoyt
Title:	Senior Vice President and Chief Financial Officer

Dated:  May 5, 2010

Exhibit Index

10.1                           Amendment No. 1 to the Cornerstone Investment Agreement, dated as of May 3, 2010, between REP and GGP.

10.2                           Amendment No. 1 to the Stock Purchase Agreement, dated as of May 3, 2010, between Fairholme and GGP.

10.3                           Amendment No. 1 to the Stock Purchase Agreement, dated as of May 3, 2010, between Pershing  and GGP.

10.4                           Form of Warrant and Registration Rights Agreement.

99.1                           Press Release titled “General Growth Properties Submits Revised $6.55 Billion Investment and an additional $2 Billion Backstop Offer From Brookfield, Pershing Square & Fairholme, Seeks Court Approval for Bidding Procedures” dated May 3, 2010.